EXHIBIT 32.2

Section 1350 Certification by the Chief Financial Officer

I, Katie Fung, the chief financial officer of Peak International Limited (the “Company”), certify for the purposes of section 1350 of chapter 63 of title 18 of the United States Code that, to the best of my knowledge,

(i) the Quarterly Report of the Company on Form 10-Q for the period ending December 31, 2005 (the “Report”), fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 13, 2006	/s/ Katie Fung
Katie Fung
Chief Financial Officer